UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

                                   N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

On March 1, 2007, Stifel filed a Current Report on Form 8-K regarding its acquisition of Ryan Beck Holdings, Inc and its wholly-owned broker-dealer subsidiary Ryan Beck & Company, Inc. On March 6, 2007, Stifel filed a Current Report on Form 8-K/A (Amendment No. 1) regarding a registration rights agreement with BankAtlantic Bancorp, Inc. covering the registration of shares of Stifel common stock issued as part of the consideration in the acquisition. On May 7, 2007, Stifel filed a Current Report on Form 8-K/A (Amendment No. 2) to file the financial statements and exhibits required by Item 9.01 of Form 8-K.  The purpose of this Amendment No. 3 is to report the amendment of the Merger Agreement (as defined below).

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 2.01 below is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 28, 2007 ("Closing Date"), Stifel acquired Ryan Beck Holdings, Inc., a New Jersey corporation ("Ryan Beck") and its wholly-owned subsidiary Ryan Beck & Co., Inc. from BankAtlantic Bancorp, Inc., a Florida corporation ("BankAtlantic") by means of the merger (the "Merger") of Ryan Beck with and into SF RB Merger Sub, Inc., a New Jersey corporation and wholly-owned subsidiary of Stifel, with Merger Sub surviving the Merger.

Under the terms of the Merger Agreement, Stifel is obligated to make certain contingent payments based upon the performance of Ryan Beck's private client division over the two-year period following the Closing Date.

On August 14, 2008, Stifel and BankAtlantic entered into Amendment No. 1 to the Merger Agreement ("Amendment") whereby Stifel and BankAtlantic agree that Stifel shall pre-pay to BankAtlantic a portion of BankAtlantic's pro-rata share of the Private Client Contingent Payment ("PCCP") in exchange for a permanent reduction of BankAtlantic's pro-rata share of the PCCP that is otherwise anticipated to become due and payable after the end of the PCCP period, with such pre-payment representing a discount from the amount of such permanent reduction. Under the terms of the Amendment, BankAtlantic's pro-rata share of the PCCP will be reduced by $10,000,000 in consideration of Stifel's agreement to pre-pay $9,585,210 of such BankAtlantic pro-rata share of the PCCP amount. Stifel has elected to make such pre-prepayment using shares of Stifel Common Stock at an agreed upon per share consideration of $41.05, which yields an aggregate of 233,500 shares of Stifel Common Stock. In the event that BankAtlantic's pro-rata portion of the PCCP amount as finally calculated in accordance with Section 2.3(d) of the Merger Agreement is less than $10,000,000, BankAtlantic agrees to reimburse the shortfall (i.e., an amount equal to $10,000,000 less BankAtlantic's pro-rata share of the actual PCCP amount) to Stifel promptly following such final calculation.

A copy of the Amendment is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The names, titles and amounts of the securities sold in connection with the Amendment, and their dates of sale, are described in Item 2.01, above, as are the consideration for such sales and the securities' terms of conversion or exercise, if any. The exemption from registration claimed for the sale of these securities is set forth in Section 4(2) of the Securities Act of 1933, as the sales did not involve any public offering.

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Item 8.01 Other Events.

On August 15, 2008, Stifel issued a press release announcing the Amendment, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K/A:

Exhibit.	Exhibit Description
2.1	Amendment No. 1 to Merger Agreement
99.1	Press Release, dated August 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: August 15, 2008	By:	/s/James M. Zemlyak
	Name:	James M. Zemlyak
	Title:	Chief Financial Officer

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Exhibit Index

Exhibit.	Exhibit Description
2.1	Amendment No. 1 to Merger Agreement
99.1	Press Release, dated August 15, 2008

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